UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

Marine Drive Mobile Corp.
Exact name of registrant as specified in its charter

Nevada	000-53502	68-0676667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1278 Indiana #301, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 839-1055
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2012, Marine Drive Mobile Corp. (the “Company”) entered into an oral agreement  (the “Amendment”) with Quarry Bay Capital LLC (“Quarry Bay”) to change the share conversion price on the Line of Credit agreement between the Company and Quarry Bay, dated January 20, 2012, as amended August 16, 2012 (the “Line of Credit Agreement”), to $0.05 per share as opposed to $0.10 per share.  The Line of Credit Agreement provides for advances of up to $1,000,000 payable on demand, bearing interest of 6% per annum and a provision allowing the lender to convert the debt into common shares of the Company.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 of this Current Report on Form 8-K regarding the additional securities issuable by the Company in connection with the conversion price reduction contemplated by the Amendment is incorporated into this Item 3.02 in its entirety.  As of October 25, 2012, the balance due on the Line of Credit Agreement was $1,000,000. The issuance of the Line of Credit Agreement was conducted by the Company and was issued in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended, and comparable exemptions for sales to “accredited” investors under state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Drive Mobile Corp.

Date: October 26, 2012	By:	/s/ Colin Macdonald
Name: Colin Macdonald
Title: President